EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of SMSA Crane Acquisition Corp. (the “Company”) on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission (the “Report”), I, Irwin Eskanos, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Irwin Eskanos
Name:	Irwin Eskanos
Title:	Principal Executive Officer, Principal Financial Officer and Director
Date:	September 27, 2021

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.